UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 1, 2013

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2013, CBL & Associates Properties, Inc. (the “Company”) entered into separate Controlled Equity OfferingSM Sales Agreements (each, a “Sales Agreement”, and collectively, the “Sales Agreements”) with each of Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, a “Sales Agent”, and collectively, the “Sales Agents”) under which the Company may issue and sell shares of common stock, par value $0.01 per share, of the Company having an aggregate gross sales price of up to $300 million (the “Shares”) from time to time through the Sales Agents. The Company intends to use the net proceeds from the offering, if any, for general business purposes, which may include debt reduction.

Each Sales Agent has agreed to use its commercially reasonable efforts to sell on the Company's behalf all of the Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between such Sales Agents and the Company. The Company may instruct the Sales Agents not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time. The Company or any Sales Agent may suspend the offering of the Shares upon notice and subject to other conditions.

Upon delivery of a placement notice and subject to the terms and conditions of the respective Sales Agreement, each Sales Agent may sell the Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for the Company's common stock or to or through a market maker. The Sales Agents may also sell the Shares in privately negotiated transactions.

The offering of the Shares pursuant to any Sales Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the Sales Agreements, or (ii) termination of such Sales Agreement as permitted therein. The Company or any Sales Agent may terminate the respective Sales Agreement at any time upon ten days prior notice.

The Company will pay each Sales Agent commissions, in cash, for its services in acting as agent in the sale of the Shares. Each Sales Agent will be entitled to compensation at a mutually agreed commission rate not to exceed 2% of the gross sales price per Share sold.

The foregoing summary of the Sales Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and incorporated herein by reference.

The opinions of the Company's counsel regarding the validity of the Shares that will be issued pursuant to the Sales Agreements and material federal tax matters also are filed herewith as Exhibit 5.6 and Exhibit 8.3, respectively.

The Shares will be issued pursuant to the Company's previously filed and effective Registration Statement on Form S-3 (File No. 333-182515), as amended, the base prospectus dated March 1, 2013, filed as part of such Registration Statement, and the prospectus supplement dated March 1, 2013, filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there by any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor Statement

This Current Report on Form 8-K may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit Number	Description
5.6	Opinion of Husch Blackwell LLP as to the legality of the registered securities.
8.3	Tax opinion of Husch Blackwell LLP, counsel for the Company.
10.1	Controlled Equity OfferingSM Sales Agreement, dated March 1, 2013, by and between CBL & Associates Properties, Inc. and Cantor Fitzgerald & Co.
10.2	Controlled Equity OfferingSM Sales Agreement, dated March 1, 2013, by and between CBL & Associates Properties, Inc. and J.P. Morgan Securities LLC.
10.3	Controlled Equity OfferingSM Sales Agreement, dated March 1, 2013, by and between CBL & Associates Properties, Inc. and KeyBanc Capital Markets Inc.
10.4	Controlled Equity OfferingSM Sales Agreement, dated March 1, 2013, by and between CBL & Associates Properties, Inc. and RBC Capital Markets, LLC.
10.5	Controlled Equity OfferingSM Sales Agreement, dated March 1, 2013, by and between CBL & Associates Properties, Inc. and Wells Fargo Securities, LLC.
23.13	Consent of Husch Blackwell LLP (included in Exhibit 5.6 and Exhibit 8.3).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
_______________________________
Farzana K. Mitchell
    Executive Vice President -
Chief Financial Officer and Treasurer

Date: March 1, 2013